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                                                                  Exhibit 10.16


                                CONTRACT OF SALE
                   [Richardson BC Building, Richardson, Texas]


         THIS CONTRACT OF SALE (this "Contract") is made and entered into by and between I.P. BUSINESS CENTER, LTD., a Texas limited partnership ("Seller") and BEACON CAPITAL PARTNERS, L.P., a Delaware limited partnership ("Purchaser").

                                   ARTICLE I.

                              SALE OF THE PROPERTY

         1.1 Property. For the consideration and upon and subject to the terms, provisions and conditions of this Contract, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, Seller's respective rights, titles and interests in and to all of the following described property (collectively, the "Property"):

                  (a) All of Seller's rights, titles and interests in and to that certain tract or parcel of land (the "Land") located in Dallas County, Texas, more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, together with all improvements, structures and fixtures, if any, located on the Land (the "Improvements"), and all rights, titles and interests of Seller appurtenant to the Land and Improvements, including, without limitation, appurtenant easements, adjacent roads, highways and rights-of-way;

                  (b) All tangible and intangible personal property of any kind (the "Personalty") owned by Seller and attached to or located on or used in connection with the Land or Improvements including, without limitation, those items of tangible personal property set forth on the Personal Property Schedule (hereinafter defined);

                  (c) All of Seller's rights, titles and interests under any leases or other agreements demising space in or providing for the use or occupancy of the Improvements or Land (the "Tenant Leases"), and all unapplied deposits, whether security or otherwise ("Deposits"), paid by tenants ("Tenants") under the Tenant Leases and all of Seller's rights, titles and interests in and to all leasing commission agreements (the "Commission Agreements") relating to the Tenant Leases that Purchaser is required to assume as contemplated by Section 5.2 hereof ; and

                  (d) All of Seller's rights, titles and interests in and to all service, management and maintenance contracts (the "Service Contracts") that Purchaser is required to assume as contemplated by Section 5.2 hereof, and warranties, guaranties and bonds in effect at Closing (hereinafter defined) relating to the Land, the Improvements or the Personalty, to the extent the same are assignable.


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                                   ARTICLE II.

                                 PURCHASE PRICE

         2.1 Purchase Price. The total Purchase Price (herein so called) to be paid by Purchaser to Seller for the Property shall be an amount equal to Three Million Two Hundred Ten Thousand and No/100 Dollars ($3,210,000.00). The Purchase Price shall be payable by Purchaser at Closing as follows:

                  (a) by the payment by Purchaser of cash or Current Funds (hereinafter defined) in an amount equal the difference between (i) the Purchase Price and (ii) the unpaid principal balance, plus accrued but unpaid interest, of the Existing Note (defined below) as of the date of the Closing; and

                  (b) by Purchaser assuming all of the obligations of Seller under (i) that certain Promissory Note dated as of October 1, 1996 (the "Existing Note"), in the original principal amount of One Million Five Hundred Fifty Thousand and No/100 Dollars ($1,550,000.00), executed by Seller and payable to the order of Government Personnel Mutual Life Insurance Company (together with its successors and assigns referred to herein as the "Existing Lender"), (ii) that certain Deed of Trust executed by Seller for the benefit of the Existing Lender and dated as of even date with the Existing Note (the "Existing Deed of Trust"), and
         (iii) all other documents, instruments and agreements securing payment of the Existing Note or related to the Existing Note or the Existing Deed of Trust (the Existing Note, the Existing Deed of Trust and any and all notes, deeds of trust, assignments of leases and rents, security agreements, financing statements, agreements, documents or instruments executed in connection therewith or related thereto and either delivered by Seller to Purchaser or identified in the Assumption Agreement (hereinafter defined), as the same may have been or may hereafter be amended, supplemented, renewed, extended or restated, shall collectively be referred to herein as the "Existing Loan Documents," and all indebtedness evidenced by the Existing Loan Documents shall be referred to herein as the "Existing Loan"). Notwithstanding the Purchaser's assumption of Seller's obligations under the Existing Loan Documents, it is understood and agreed that all funds held by the Existing Lender in any escrow, reserve or similar accounts pursuant to the terms of the Existing Loan Documents (the "Existing Escrow Accounts") are held for the benefit of Seller, and at Closing the Purchaser shall be obligated to pay to Seller the total amounts held in all such accounts as of the Closing Date. All amounts held in the Existing Escrow Accounts shall be paid by Purchaser to Seller at the Closing in cash.

                                  ARTICLE III.

                EARNEST MONEY; INDEPENDENT CONTRACT CONSIDERATION

         3.1 Amount and Timing. Within two (2) business days after the Effective Date (hereinafter defined), Purchaser shall deliver to Chicago Title Insurance Company, located at 8117

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Preston Road, Suite 100, Dallas, Texas 75225, Attention: J. David Griffin, Esq.
(the "Title Company"), One Hundred Five Thousand Five Hundred Ninety-Two and No/100 Dollars ($105,592.00) (the "Earnest Money Deposit") in cash or Current Funds, to be held by the Title Company in escrow to be applied or disposed of by the Title Company as is provided in this Contract. In the event Purchaser fails to deposit the Earnest Money Deposit with the Title Company as herein provided, Seller may, at its option, terminate this Contract, in which event neither Seller nor Purchaser shall have any further obligations hereunder except for provisions of this Contract which expressly survive the termination of this Contract. As used in this Contract, the term "Current Funds" shall mean wire transfers, certified funds or cashier's checks in a form acceptable to the Title Company which would permit the Title Company to immediately disburse such funds.

         3.2 Application and Interest. If the purchase and sale hereunder is consummated, then the Earnest Money Deposit shall be applied to the Purchase Price at Closing. In all other events, the Earnest Money Deposit shall be disposed of by the Title Company as provided in this Contract. The Earnest Money Deposit shall be invested in an interest-bearing account with a financial institution and in a manner reasonably acceptable to Purchaser. All interest earned on the Earnest Money Deposit is part of the Earnest Money Deposit, to be applied or disposed of in the same manner as the Earnest Money Deposit under this Contract.

         3.3 Independent Contract Consideration. At the same time as the deposit of the Earnest Money Deposit with the Title Company, Purchaser shall deliver to Seller a check in the sum of Fifty and No/100 Dollars ($50.00) (the "Independent Contract Consideration"), which amount has been bargained for and agreed to as consideration for Purchaser's right to purchase the Property and the Inspection Period (hereinafter defined) provided for herein, and for Seller's execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of all other consideration provided for in this Agreement, and is non-refundable in all events.

                                   ARTICLE IV.

                                TITLE AND SURVEY

         4.1 Title Commitment. On or before the Effective Date, Seller shall cause to be furnished to Purchaser a current Commitment for Title Insurance for the Land and Improvements (the "Title Commitment") issued by the Title Company. The Title Commitment shall set forth the state of title to the Land and Improvements, including a list of conditions or exceptions to title affecting the Land and Improvements that would appear in an Owner's Policy of Title Insurance, if one were issued. The Title Commitment shall contain the expressed commitment of the Title Company to issue the Title Policy (hereinafter defined) to Purchaser in the amount of the Purchase Price, insuring the title to the Land and Improvements specified in the Title Commitment. At such time as the Title Commitment is furnished to Purchaser, the Title Company also shall furnish to Purchaser copies of instruments or documents (the "Exception Documents") that create or evidence conditions or exceptions to title affecting the Land and Improvements, as described in the Title Commitment.


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         4.2 Survey. On or before the Effective Date, Seller shall cause to be furnished to Purchaser, at Seller's expense, a copy a survey of the Land and Improvements (the "Survey") dated or recertified no earlier than thirty (30) days prior to the Effective Date and certified to Purchaser and the Title Company in a manner reasonably acceptable to Purchaser. Notwithstanding the foregoing, in the event Purchaser elects to terminate this Contract pursuant to
Section 4.4 or 5.2 hereof, Purchaser shall be obligated to reimburse Seller on demand for the reasonable expenses incurred by Seller in connection with obtaining the Survey.

         4.3 Review of Title and Survey. Purchaser shall have until the expiration of the Inspection Period in which to notify Seller in writing (the "Title Objection Notice") of any objections Purchaser has to any matters shown or referred to in the Title Commitment, the Exception Documents or on the Survey; provided, that Purchaser shall not object to current real estate taxes and assessments or to easements, restrictions and exceptions affecting the Property which do not materially adversely affect the value of the Property or its current use by Seller, all of which shall be Permitted Exceptions hereunder. Any title encumbrances, exceptions or other matters which are set forth in the Title Commitment, the Exception Documents or on the Survey, and to which Purchaser does not object within the Inspection Period, shall be deemed to be permitted exceptions to the status of Seller's title (such encumbrances, exceptions or other matters, together with such other matters included pursuant to other provisions of this Contract, shall be referred to as the "Permitted Exceptions"). Other than liens securing the payment of the Existing Loan which will be assumed by Purchaser at Closing pursuant to the terms of this Contract, Seller shall, notwithstanding anything to the contrary contained herein, satisfy all liens securing the payment of a monetary obligation and affecting the Property at or prior to Closing, except for any liens or encumbrances expressly permitted in Section 4.5(c) and (d) hereof.

         4.4 Objections to Status of Title and Survey. If Purchaser properly objects to any item shown or referred to in the Title Commitment, Exception Documents or Survey within the Inspection Period, Seller shall be given until five (5) days after receipt of the Title Objection Notice to notify Purchaser whether or not Seller will cure, prior to Closing and at Seller's option and sole discretion but without any obligation to do so, any objection to the condition of title raised by Purchaser. If Seller notifies Purchaser that it elects not to cure any such objections, then Purchaser may, at its option exercisable within five (5) days following the date of receipt by Purchaser of written notice from Seller stating that Seller is unable or unwilling to cure such objections, either (a) accept such title as Seller can deliver, in which case all exceptions to title set forth in the Title Commitment, Exception Documents and Survey which are not removed shall be deemed to be Permitted Exceptions, or (b) terminate this Contract by notice in writing to Seller in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, duties or obligations hereunder, except for provisions of this Contract which expressly survive termination of this Contract. In the event Purchaser fails to notify Seller, within such five (5) day period, that Purchaser has elected to proceed under either subpart (a) or (b) of the immediately preceding sentence, Purchaser shall be deemed to have elected to proceed under subpart (a), and this Contract shall remain in full force and effect. If Seller notifies Purchaser that it elects to cure any such objections but is unable to cure same by Closing or if Seller fails to notify Purchaser of its intentions with respect to such objections and fails to cure same by Closing, then Purchaser

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may, at its option, either (x) accept such title as Seller can deliver in which case the parties shall proceed with Closing and all exceptions to title set forth in the Title Commitment, Exception Documents and Survey which are not removed shall be deemed to be Permitted Exceptions, or (y) terminate this Contract by notice in writing to Seller at Closing, in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, duties or obligations hereunder except for provisions of this Contract which expressly survive termination of this Contract. If any additional exceptions to title other than those shown on the initial Title Commitment or Survey arise between the date of the initial Title Commitment, the Survey and the Closing (such exceptions to title being referred to herein as the "New Exceptions"), Purchaser shall have five (5) business days after its receipt of written notice of such New Exceptions within which to notify Seller of any such New Exceptions to which Purchaser objects. Any such New Exceptions not objected to by Purchaser as aforesaid shall become "Permitted Exceptions" hereunder; provided, however, all New Exceptions created, caused by, or consented to by Seller shall be satisfied or removed at Closing and shall not constitute Permitted Exceptions unless such New Exceptions are expressly permitted in Section 4.5(c) or (d) hereof. If Purchaser objects to any such New Exceptions, Seller shall have until Closing to remove such New Exceptions, which removal may be accomplished by waiver or endorsement by the Title Company reasonably satisfactory to Purchaser. If Seller fails to remove any such New Exceptions as aforesaid, Purchaser may, as its sole and exclusive remedy, terminate this Contract and obtain a return of the Earnest Money Deposit and neither party shall have any further rights, duties, or obligations hereunder except for provisions of the Contract which expressly survive the termination of this Contract. If Purchaser does not elect to terminate this Agreement, Purchaser shall consummate the Closing and accept title to the Property subject to all such New Exceptions (in which event, all such New Exceptions, together with all other Permitted Exceptions, shall be deemed "Permitted Exceptions" hereunder).

         4.5 Other Permitted Exceptions. The Permitted Exceptions shall include those matters shown in the Title Commitment and the Survey which become Permitted Exceptions pursuant to Sections 4.3 and 4.4 above and, in addition, the following: (a) the Tenant Leases; (b) taxes and assessments for the year in which Closing occurs and subsequent years that are not yet due and payable; (c) liens and encumbrances arising after the date hereof to which Purchaser consents in writing; and (d) any liens or encumbrances of a definite or ascertainable amount not exceeding $50,000.00 for the Property (and when such amount is added to the aggregate amounts of any liens or encumbrances to be insured and bonded around by the respective Dependent Sellers (hereinafter defined) under the Dependent Contracts (hereinafter defined), such aggregate amount shall not exceed $125,000.00), provided that (i) Seller causes such liens or encumbrances to be insured or bonded around such that same do not appear as an exception in the Title Policy issued to Purchaser pursuant to the Commitment, and (ii) Seller agrees to indemnify Purchaser from all losses incurred by Purchaser as a result of such liens or encumbrances.


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                                   ARTICLE V.

                             INSPECTION BY PURCHASER

         5.1 Inspection Period. Purchaser shall have a period of time commencing on the Effective Date and expiring at 5:00 p.m., Dallas, Texas time on June 17, 1998 (the "Inspection Period") within which to examine the Property and to conduct its feasibility study thereof. Seller agrees that, during the Inspection Period, Seller will allow Purchaser and Purchaser's agents access to the Property during normal business hours to conduct soil and engineering, hazardous waste, marketing, feasibility, zoning and other studies or tests and to otherwise determine the feasibility of the Property for Purchaser's intended use; provided, however, that prior to conducting any invasive testing with respect to the Land or Improvements, or any tests or studies which could cause any damage to the Land or Improvements, Purchaser must advise Seller in writing (which notice shall state in reasonable detail the nature and extent of such proposed testing) of its intent to conduct such tests or studies and Seller may, in its reasonable discretion, refuse to approve any such tests or studies, in which event Purchaser's sole remedy shall be to terminate this Contract pursuant to Section 5.2 hereof and receive a refund of the Earnest Money Deposit, all as provided in said Section 5.2. Seller agrees that, during the Inspection Period, Seller will allow Purchaser and Purchaser's agents to conduct interviews with the Tenants set forth on Schedule 5.1 attached hereto and made a part hereof, and with those certain Tenants which Purchaser notifies Seller in writing during the Inspection Period that Purchaser desires to conduct interviews and which Seller consents to, which consent shall not be unreasonably withheld, provided that such interviews shall take place during normal business hours after reasonable notice (which may be by telephone) to Seller, and such interviews shall be conducted only in the presence of one of Seller's representatives. Not withstanding the foregoing, (a) the costs and expenses of Purchaser's investigation shall be borne solely by Purchaser, (b) prior to the expiration of the Inspection Period, Purchaser shall restore the Property to the condition which existed prior to Purchaser's entry thereon and investigation thereof to the extent the condition of the Property was affected by or as a result of the actions of Purchaser or its agents, contractors or representatives, (c) Purchaser shall not, in Seller's reasonable opinion, materially interfere, interrupt or disrupt the operation of Seller's business on the Property and, further, such access by Purchaser and/or its agents shall be subject to the rights of Tenants under Tenant Leases, (d) in the event the transaction contemplated by this Contract does not close for any reason, Purchaser shall deliver to Seller a descriptive listing of all tests, reports and inspections conducted by Purchaser with respect to the Property and deliver copies thereof to Seller (excluding, however, any proprietary development or marketing materials), (e) Purchaser shall not permit any mechanic's or materialman's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party on Purchaser's behalf in connection with any studies or tests conducted pursuant to this Section 5.1, (f) Purchaser shall give notice (which may be by telephone) to Seller a reasonable time prior to entry onto the Property and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property, and (g) Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the

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environment and cause no damage to the Property or other property of Seller or other persons. All information made available by Seller to Purchaser in accordance with this Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use its best efforts to prevent its agents and employees from divulging such information to any third parties except (i) as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Contract, including Purchaser's attorneys and representatives, prospective lenders and engineers or (ii) as may required by applicable law, unless such information is generally available to the public or is disclosed by a party other than Purchaser or its agents. Purchaser shall indemnify, defend and hold Seller harmless for, from and against any and all claims, liabilities, causes of action, damages, liens, losses, costs and expenses (including, without limitation, reasonable attorneys' fees) incident to, resulting from or in any way arising out of any of Purchaser's and its agents', contractors' and representatives' activities on the Property, including, without limitation, any tests or inspections conducted by Purchaser or its agents, contractors or representatives on the Property. The agreements contained in this Section 5.1 shall survive the Closing and not be merged therein and shall also survive any termination of this Contract.

         5.2 Approval of Inspections. If Purchaser determines at any time prior to the expiration of the Inspection Period that the Property is not satisfactory to Purchaser, then Purchaser may deliver written notice to Seller within such Inspection Period, given in accordance with the provisions of Section 13.1 hereof, in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, liabilities or obligations hereunder, except for provisions of this Contract which by their terms expressly survive the termination of this Contract. If Purchaser does not timely deliver written notice of termination within such Inspection Period, the conditions of this Section 5.2 shall be deemed satisfied, and Purchaser shall be deemed to have approved the condition of the Property and may not thereafter terminate this Contract pursuant to this Section 5.2. Prior to the end of the Inspection Period, Purchaser shall deliver written notice (the "Service Contract Termination Notice") to Seller of any Service Contracts which Purchaser does not wish to assume; provided, that Purchaser shall be required to assume any Service Contracts which are not terminable by notice within the time between Seller's receipt of such Service Contract Termination Notice and the Closing Date (hereinafter defined). Any Service Contracts which Purchaser does not specify be terminated in the Service Contract Termination Notice delivered prior to the end of the Inspection Period, and any Service Contracts specified in the Service Contract Termination Notice which cannot be terminated without penalty prior to the Closing Date, shall be deemed approved by Purchaser and shall be assumed by Purchaser at Closing. Prior to the end of the Inspection Period, Purchaser shall deliver written notice (the "Commission Agreement Termination Notice") to Seller of any Commission Agreements which Purchaser does not wish to assume; provided, that Purchaser shall be required to assume any Commission Agreements which are not terminable by notice within the time between Seller's receipt of such Commission Agreement Termination Notice and the Closing Date. Any Commission Agreements which Purchaser does not specify be terminated in the Commission Agreement Termination Notice delivered prior to the end of the Inspection Period, and any Commission Agreements specified in the Commission Agreement Termination Notice which either cannot be terminated or cannot be terminated without penalty prior

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to the Closing Date shall be deemed approved by Purchaser and shall be assumed by Purchaser at Closing.

         5.3 Matters to be Delivered by Seller. Seller has previously delivered to Purchaser and Purchaser hereby acknowledges receipt of the following items:

                  (i) A current rent roll for the Property in the form attached to this Contract as Schedule 5.3(a) (the "Rent Roll"); and

                  (ii) A copy of all Tenant Leases listed on the Rent Roll attached as Schedule 5.3(a) hereto.

         On or before the Effective Date, Seller shall deliver to Purchaser each of the following items:

                  (iii) A schedule of and copies of all Service Contracts relating to the ownership and operation of the Property;

                  (iv) An itemized list of all tangible personal property owned by Seller and attached to or located on or used in connection with the Land or Improvements (the "Personal Property Schedule);

                  (v) A schedule of and copies of all Commission Agreements relating to the Property;

                  (vi) A schedule of and copies of all environmental reports prepared for Seller relating to the Property; and

                  (vii) An updated certified rent roll reflecting all payments made by Tenants under Tenants Leases through May 25, 1998.

                  The items identified in (i)-(vii) hereinabove are collectively referred to as the "Submission Matters".

         Seller shall allow Purchaser to review and make copies of any other documents, instruments or agreements it has with respect to the Property at Seller's offices; provided that, in no event shall Purchaser be allowed to review any documents which constitute or would be covered by the attorney-client privilege or the 1998 budgets prepared by or for Seller with respect to the Property.

                                   ARTICLE VI.

             REPRESENTATIONS AND WARRANTIES; DISCLAIMERS AND WAIVERS

         6.1 Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as of the date hereof and as of the Closing Date as follows (which representations and

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warranties shall survive the Closing for a period of 180 days): (a) Purchaser is a limited partnership duly organized and validly existing under the laws of the State of Delaware; (b) Purchaser has full right and authority to enter into this Contract and to consummate the transactions contemplated herein; (c) each of the persons executing this Contract on behalf of Purchaser is authorized to do so; and (d) this Contract constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms.

         6.2 Representations and Warranties of Seller. Seller represents and warrants to Purchaser as of the date hereof and as of the Closing Date as follows: (a) Seller is a limited partnership validly existing and duly organized under the laws of the State of Texas; (b) Seller has full right and authority to enter into this Contract and to consummate the transactions contemplated herein;
(c) each of the persons executing this Contract on behalf of Seller is authorized to do so; (d) this Contract constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms; (e) Seller has received no notice asserting that it is in default under the Existing Loan Documents) and, to Seller's knowledge, no monetary default has occurred under the Existing Loan Documents and Seller has delivered to Purchaser true and correct copies of all Existing Loan Documents and there are no loan documents relating to the Existing Loan other than the Existing Loan Documents; (f) as of the date hereof, Seller has not received any written notice that it is in default or breach under any of the Tenant Leases, Service Contracts or Commission Agreements that Purchaser shall assume at Closing that remains uncured or has not been settled or otherwise resolved; (g) all leasing commissions and all "free rent" and other Tenant concessions due with respect to the current unexpired term (excluding any future renewal or extension terms) of each Tenant Lease executed prior to June 1, 1998 has been paid in full or will at Closing be paid in full; (h) Seller has not received any written notice that the Property is in violation of any laws, regulations or legal requirements applicable to the Property; (i) except for any matters identified in any existing environmental reports or other materials delivered to Purchaser, Seller has not received written notice that the Property is in violation of any applicable environmental laws; (j) Seller has not received notice of any pending or threatened claim, demand, suit, proceeding of litigation of any kind with respect to the Property; (k) to Seller's best knowledge after diligent inquiry, the list of Service Contracts, Commission Agreements and Environmental Reports delivered to Purchaser pursuant to Section 5.3 hereof are true, correct and complete lists of all Service Contracts and Commission Agreements pertaining to the Property and all Environmental Reports prepared for Seller pertaining to the Property; and (l) Seller has delivered to Purchaser true and correct copies of all Service Contracts and Commission Agreements that Purchaser is required to assume at Closing. The representations and warranties of Seller hereunder shall survive the Closing for a period of one hundred eighty (180) days.

         6.3 NO ADDITIONAL REPRESENTATIONS OR WARRANTIES OF SELLER. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SPECIFIED IN THIS CONTRACT OR THE DOCUMENTS TO BE DELIVERED BY SELLER AT CLOSING, SELLER HAS NOT MADE, AND SELLER HEREBY SPECIFICALLY DISCLAIMS, ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING, (a) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE

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WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF AND OF THE PROPERTY FOR ANY
AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON; (b)
THE EXISTENCE, NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, RIGHT TO POSSESSION OR USE, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHER MATTER AFFECTING TITLE TO THE PROPERTY; OR (c) WHETHER THE USE OR OPERATION OF THE PROPERTY COMPLIES WITH ANY AND ALL LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENT OR OTHER REGULATORY BODY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN THIS CONTRACT OR IN THE DOCUMENTS TO BE DELIVERED
BY SELLER AT CLOSING, PURCHASER AGREES TO ACCEPT THE PROPERTY AND ACKNOWLEDGES THAT THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE BY SELLER, ON AN
"AS IS, WHERE IS, AND WITH ALL FAULTS" BASIS. PURCHASER EXPRESSLY ACKNOWLEDGES THAT EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN THIS CONTRACT OR IN THE DOCUMENTS TO BE DELIVERED BY SELLER AT CLOSING, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR
PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PREMISES WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF ANY INFORMATION (INCLUDING, WITHOUT LIMITATION, THE SUBMISSION MATTERS) PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES THAT EXCEPT AS EXPRESSLY SPECIFIED IN ANY WRITTEN INSTRUMENT DELIVERED BY SELLER TO PURCHASER, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW REGARDING OR WITH RESPECT TO ANY SUCH INFORMATION (INCLUDING, WITHOUT LIMITATION, THE SUBMISSION MATTERS) PROVIDED OR TO BE PROVIDED BY SELLER REGARDING THE PROPERTY.

         FURTHER, AND WITHOUT IN ANY WAY LIMITING ANY OTHER PROVISION OF THIS CONTRACT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN THIS CONTRACT OR IN THE DOCUMENTS TO BE DELIVERED BY SELLER AT CLOSING, SELLER HAS MADE AND MAKES NO REPRESENTATION, WARRANTY OR GUARANTY, AND HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PRESENCE OR DISPOSAL ON OR BENEATH THE PROPERTY (OR ANY PARCEL IN PROXIMITY THERETO) OF HAZARDOUS SUBSTANCES OR MATERIALS WHICH ARE CATEGORIZED AS HAZARDOUS OR TOXIC UNDER ANY LOCAL, STATE OR FEDERAL LAW, STATUTE, ORDINANCE, RULE OR REGULATION

PERTAINING TO ENVIRONMENTAL OR SUBSTANCE REGULATION, CONTAMINATION, CLEANUP OR DISCLOSURE (INCLUDING, WITHOUT LIMITATION, ASBESTOS) AND SHALL HAVE NO LIABILITY TO PURCHASER THEREFOR. WITHOUT LIMITATION OF THE PRECEDING SENTENCE, SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION, WARRANTY OR GUARANTY REGARDING THE ACCURACY OF ANY ENVIRONMENTAL REPORTS WHICH MAY BE INCLUDED WITHIN THE SUBMISSION MATTERS. BY ACCEPTANCE OF THIS CONTRACT AND THE DEED TO BE DELIVERED BY SELLER AT THE CLOSING, PURCHASER ACKNOWLEDGES THAT PURCHASER'S OPPORTUNITY FOR INSPECTION AND INVESTIGATION OF THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) WILL BE ADEQUATE TO ENABLE PURCHASER TO MAKE PURCHASER'S OWN DETERMINATION WITH RESPECT TO THE PRESENCE OR DISPOSAL ON OR BENEATH THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) OF SUCH HAZARDOUS SUBSTANCES OR MATERIALS, AND PURCHASER ACCEPTS THE RISK OF THE PRESENCE OR DISPOSAL OF ANY SUCH SUBSTANCES OR MATERIALS. PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER, UNLESS SUCH CONDITION ARISES OUT OF OR RELATES TO A BREACH BY SELLER OF ITS REPRESENTATIONS AND WARRANTIES REGARDING ENVIRONMENTAL MATTERS SET FORTH IN SECTION 6.2(i) HEREOF.

         PURCHASER HEREBY FULLY RELEASES, DISCHARGES, AND HOLDS HARMLESS SELLER, ITS EMPLOYEES, OFFICERS, DIRECTORS, PARTNERS, REPRESENTATIVES AND AGENTS, AND THEIR RESPECTIVE PERSONAL REPRESENTATIVES, HEIRS, SUCCESSORS AND ASSIGNS FROM ANY COST, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM OR RELATED TO ANY CONSTRUCTION DEFECTS, ERRORS, OMISSION, OR OTHER CONDITIONS AFFECTING THE PROPERTY; PROVIDED, THAT THIS SHALL NOT RELEASE SELLER FROM CLAIMS ARISING, IF ANY, AS A RESULT OF ANY WRITTEN REPRESENTATION OR WARRANTY OF SELLER BEING FALSE WHEN MADE. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO UNKNOWN AND SUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. THIS COVENANT RELEASING SELLER SHALL BE BINDING UPON PURCHASER, ITS PERSONAL REPRESENTATIVES, HEIRS, SUCCESSORS AND ASSIGNS.

         THE PROVISIONS OF THIS SECTION 6.3 (INCLUDING, WITHOUT LIMITATION, THE WAIVER AND RELEASE OF CLAIMS CONTAINED HEREIN) SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THIS CONTRACT.

         6.4 Effect of Disclaimers. As specified in Section 6.3 above, the Property will be sold in its "as is" condition. Except for the representations and warranties of Seller in this Contract and the warranties contained in the documents to be delivered by Seller to Purchaser at Closing, Purchaser shall rely on its own due diligence in deciding to enter into and close the transaction contemplated by this Contract. The price has been negotiated based upon the "as is" nature of the sale contemplated hereunder.

                                  ARTICLE VII.

                     CONDITIONS PRECEDENT TO PURCHASER'S AND
                              SELLER'S PERFORMANCE

         7.1 Conditions to Purchaser's Obligations. Purchaser's obligation under this Contract to purchase the Property is subject to the fulfillment of each of the following conditions (any or all of which may be waived by Purchaser):

                  (a) The representations and warranties of Seller contained herein shall be true, accurate and correct as of the Closing Date;

                  (b) Seller shall be ready, willing and able to deliver title to the Property in accordance with the terms and conditions of this Contract;

                  (c) The condition specified in Section 7.3 hereof shall have been satisfied; and

                  (d) Seller shall have delivered all the documents and other items required pursuant to Section 8.2(a), and shall have performed, in all material respects, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by the Seller at or prior to the Closing.

         7.2 Conditions to Seller's Obligations. Seller's obligation under this Contract to sell the Property to Purchaser is subject to the fulfillment of each of the following conditions (all or any of which may be waived by Seller):

                  (a) the representations and warranties of Purchaser contained herein shall be true, accurate and correct as of the Closing Date; and

                  (b) Purchaser shall have delivered the funds required hereunder and all the documents to be executed by Purchaser set forth in Section 8.2(b) and shall have performed, in all material respects, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by Purchaser at or prior to Closing.

         7.3 Estoppel Certificates. Prior to Closing, Seller shall deliver to each Tenant an Estoppel Certificate (herein so called), in the form attached hereto as Exhibit F, and request that each

Tenant complete, sign and deliver such Estoppel Certificate to Seller. Seller's only obligation with respect to such Estoppel Certificates shall be to request that each Tenant complete and deliver to Seller such Estoppel Certificates. Purchaser's obligations to consummate the transaction contemplated by this Contract are expressly subject to and conditioned upon (x) Seller delivering to Purchaser on or before the Closing Date Estoppel Certificates dated no earlier than thirty (30) days prior to the Closing Date (unless the Closing Date is automatically extended pursuant to Section 7.4 hereof, in which case such thirty
(30) day period shall be extended on a day for day basis by the period of the automatic extension), executed by Tenants occupying at least seventy percent (70%) of the net rentable area of the Improvements, in the aggregate, and from all Tenants set forth in Schedule 7.3 attached hereto and made a part hereof (the "Required Estoppels"), and (y) Seller delivering to Purchaser at Closing a Seller's Certificate for each Tenant that has not delivered an Estoppel Certificate on or before Closing. Seller shall be obligated to deliver to Purchaser at Closing a Seller's Certificate for each Tenant that has not delivered an Estoppel Certificate on or before Closing. If on or before the Closing Date Seller has received Estoppel Certificates from Tenants occupying more than sixty percent (60%) but less than seventy percent (70%) of the net rentable area of the Improvements, then, at Closing, Seller at its option may (without any obligation to do so) provide Purchaser with a certificate (herein called the "Seller's Certificate"), setting forth Seller's certification that, with respect to the Lease in question for which a Tenant did not deliver an Estoppel Certificate, (i) the copy of such Lease (and all amendments and modifications thereto) previously provided by Seller to Purchaser is true, correct and complete, (ii) Seller has not received any rent thereunder for more than one month in advance, and (iii) Seller has neither received nor given any written notice of default under such Lease (or, if so, describing the nature thereof). Each Seller's Certificate provided to Purchaser as provided in the immediately preceding sentence shall be in lieu of and in substitution for the Estoppel Certificate with respect to the Lease in question and shall count against the minimum seventy percent (70%) requirement set forth in the conditions set forth above, but only to the extent of such ten percent (10%) or less shortfall and no Seller's Certificate may be delivered by Seller in substitution for or count against the requirement to obtain any of the Required Estoppels. In the event that an Estoppel Certificate is received from a Tenant either before or within thirty (30) days after Closing which confirms the accuracy of the certification set forth in the updated and certified rent roll delivered by Seller to Purchaser at Closing with respect to the corresponding Lease, the certified and updated rent roll shall be deemed to be superseded by such Estoppel Certificate and, in such event, Seller shall no longer have any liability hereunder with respect to that portion of the certification superseded. In the event that an Estoppel Certificate is received from a Tenant on or before thirty (30) days after the Closing and delivered by Seller to Purchaser within such thirty-day period which confirms the accuracy of the representations made by Seller in a Seller's Certificate delivered by Seller at Closing, then such Seller's Certificate shall be deemed to be superseded by such Estoppel Certificate and, in such event, Seller shall no longer have any liability hereunder with respect to the Seller's Certificate relating to the Tenant Lease in question. The provisions of this Section shall survive the Closing and delivery of the Deed.

         7.4 Requisite Approvals. Seller agrees that it will promptly seek the requisite approval and consent to this Contract and to the sale and transfer of the Property to Purchaser from the Existing Lender (the "Existing Lender Approval"). Purchaser shall promptly provide all documents, instruments and agreements reasonably requested by the Existing Lender in connection with obtaining its consent as aforesaid. In the event that Seller has not obtained the Existing Lender Approval prior to the Closing Date at a cost to Purchaser of no greater than the sum of (x) an assumption fee of no greater than one percent (1%) of the outstanding principal balance of the Existing Loan plus (y) any reasonable costs and expenses of the Existing Lender in connection with such assumption including, without limitation, attorney's fees, then either Seller or Purchaser may, at their option, terminate this Contract by delivery of written notice of termination to the other party, whereupon the Earnest Money Deposit shall be returned to Purchaser and the parties shall have no further obligations hereunder except for the provisions of this Contract which by the terms of this Contract shall survive its termination. Notwithstanding the foregoing, in the event that Seller has not obtained the Existing Lender Approval on or prior to the Closing Date, then the Closing Date shall be automatically extended for up to thirty (30) days to enable Seller to obtain such approval without the necessity of Seller and Purchaser executing any further amendments to this Contract.

                                  ARTICLE VIII.

                                     CLOSING

         8.1 Time and Place. The consummation of the purchase and sale of the Property (the "Closing") shall take place at the office of the Title Company (it being contemplated that the Closing will occur by the delivery of Closing documents into escrow with the Title Company) on July 3, 1998, or at such earlier date and time as Purchaser and Seller may mutually agree (the "Closing Date").

         8.2 Items to be Delivered at the Closing.

                  (a) Seller. At the Closing, Seller shall deliver, or cause to be delivered, to the Title Company for recording or delivery to Purchaser, as applicable, each of the following items:

                           (i) A standard Texas form Owner Policy of Title
                  Insurance dated no earlier than the date of the filing of the Deed described in Section 8.2(a)(ii) hereof, issued by the Title Company for the benefit of and at the expense of Purchaser, and insuring Purchaser's title in the amount of the Purchase Price, subject only to the Permitted Exceptions (the "Title Policy").

                           (ii) A Special Warranty Deed (the "Deed") duly
                  executed and acknowledged by Seller in the form attached hereto as Exhibit B and made a part hereof for all purposes sufficient to convey to Purchaser good and indefeasible title to the Land and Improvements free and clear of all liens and encumbrances except for the Permitted Exceptions.

                           (iii) An Assignment and Assumption of Leases and
                  Commission Agreements (the "Assignment of Leases") duly executed and acknowledged by Seller in the form attached hereto as Exhibit C and made a part hereof for all purposes.

                           (iv) A Blanket Conveyance, Bill of Sale and
                  Assignment ("Bill of Sale") duly executed by Seller in the form attached hereto as Exhibit D and made a part hereof for all purposes.

                           (v) The Estoppel Certificates as required pursuant to
                  Section 7.3 hereof.

                           (vi) All original Tenant Leases that are in Seller's
                  possession together with letters addressed to the Tenants of the Property (the "Notice Letters") in the form attached hereto as Exhibit G and made a part hereof for all purposes, or in such other form as may be mutually agreed upon by Seller and Purchaser, duly executed by Seller.

                           (vii) Original counterparts of all Service Contracts
                  that are in Seller's possession and which are to be assumed by Purchaser, together with letters addressed to the service providers thereunder in the form attached hereto as Exhibit G-2 (the "Service Contract Notice Letters"), duly executed by Seller.

                           (viii) A Non-Foreign Affidavit in the form attached
                  hereto as Exhibit E and made a part hereof for all purposes, duly executed by Seller.

                           (ix) All amounts owing to Purchaser by Seller under
                  Article IX hereof.

                           (x) Evidence satisfactory to Purchaser and the Title
                  Company that the person or persons executing this Contract and the closing documents on behalf of Seller have full right, power and authority to do so.

                           (xi) Other items reasonably requested by the Title
                  Company for the sale of the Property in accordance with this Contract or for administrative requirements for consummating the Closing.

                           (xii) Originals of all Existing Loan Documents (other
                  than the note) in the possession of Seller.

                           (xiii) Evidence of termination of all Service
                  Contracts and Commission Agreements not being assumed by Purchaser at Closing.

                           (xiv) An updated Rent Roll certified by Seller as
                  being true, accurate and complete as of the Closing Date in the same format as Schedule 5.3(a) hereto.

                           (xv) An original of a closing statement prepared by
                  the Title Company setting forth the Purchase Price and the closing adjustments and prorations.

                           (xvi) A Designation of Person Responsible for Tax
                  Reporting under Internal Revenue Code Section 6045 designating the Title Company as the party responsible for making the returns required under Internal Revenue Code Section 6045.

                           (xvii)  Keys to all locks at the Property.

                           (xviii) An original Assumption, Consent and
                  Modification Agreement (the "Assumption Agreement") and an Estoppel Certificate from Existing Lender consenting to the transfer of the Property, confirming the assumption and modification of the Existing Loan and confirming that Seller is not in default under the Existing Loan Documents, all in form and substance reasonably satisfactory to Purchaser.

                           (xix) Evidence that Broker (hereinafter defined) has
                  or will be paid at Closing the brokerage commissions referred to in Section 11.1 hereof.

                           (xx) A management agreement for the Property and all
                  of the properties under the Dependent Contracts executed by Breunig Commercial Management, Inc. in form and substance reasonably acceptable to Purchaser and Breunig Commercial Management, Inc. (the "Management Agreement"), which Management Agreement shall have a term of one year, be terminable by Purchaser after six months without cause or premium, have a management fee of five percent (5%), pay standard leasing commissions and require Purchaser to pay $300,000 to such manager for use exclusively as bonuses to employees of such manager that are dedicated to property level services including, without limitation, accounting and leasing services, with no more than $150,000 of such bonuses being paid prior to the date that is six months after the Closing, provided, however, if Purchaser acquires less than all of the properties under this Contract and the Dependent Contracts pursuant to Section 14.1(f) hereof, then Purchaser shall be entitled to reduce such $300,000 figure on a pro rata basis based upon the purchase prices of the properties not acquired under this Contract and the Dependent Contracts to the aggregate purchase prices of all of the properties under this Contract and the Dependent Contracts.

         (b) Purchaser. At the Closing, Purchaser shall deliver to the Title Company, for recording or delivery to Seller, as applicable, each of the following items:

                           (i)  The Purchase Price in Current Funds.

                           (ii) The Assignment of Leases, duly executed and
                  acknowledged by Purchaser.

                           (iii)The Bill of Sale, duly executed by Purchaser.

                           (iv) Such additional funds in cash or Current Funds,
                  as may be necessary to cover Purchaser's share of the closing costs and prorations hereunder.

                           (v) Evidence satisfactory to Seller and the Title
                  Company that the person or persons executing this Contract and the closing documents on behalf of Purchaser have full right, power and authority to do so.

                           (vi) The Notice Letters and Service Contract Notice
                  Letters duly executed by Purchaser.

                           (vii) Other items reasonably requested by the Title
                  Company for the sale of the Property in accordance with this Contract or for administrative requirements for consummating the Closing.

                           (viii) The Management Agreement executed by
                  Purchaser.

                           (ix) The Assumption Agreement executed by
                  Purchaser.

         8.3 Costs of Closing. The escrow fees of the Title Company shall all be paid equally by Seller and Purchaser. Any and all costs relating to the Title Policy and any endorsements thereto shall be borne by Purchaser. Any costs, including, without limitation, recording costs, loan fees and attorneys' fees, relating to (a) any financing obtained by the Purchaser for the purchase of the Property (including, without limitation, any loan assumption fees and expenses charged by the Existing Lender in connection with the assumption of the Existing
Loan), and/or (b) any documentary stamp taxes, deed taxes, transfer taxes, intangible taxes, mortgage taxes or other similar taxes, fees or assessments incurred in connection with any such financing shall be borne and paid exclusively by Purchaser. All other expenses incurred by Seller and Purchaser with respect to the Closing, including, but not limited to, the attorneys' fees and costs and expenses incurred in connection with negotiating, preparing and closing the transaction contemplated by this Contract, shall be borne and paid exclusively by the party incurring same, unless otherwise expressly provided in this Contract.

         8.4 Prorations. All normal and customarily proratable items, including, without limitation, rents (including, without limitation, base rents, additional rents, percentage rents and common area maintenance charges but excluding Delinquent Rent [hereinafter defined] that is more than thirty (30) days past due) which shall be prorated based upon the updated Rent Roll delivered by Seller to Purchaser at Closing, operating expenses and other fees and payments relating to any agreements affecting the Property which survive the Closing, shall be prorated as of the Closing Date, Seller being charged and credited for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing
Date) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. All unapplied Deposits under Tenant Leases, if any, and all prepaid rents paid by Tenants under Tenant Leases (but only to the extent such rents are for periods from and after the Closing Date) shall be credited to Purchaser against the Purchase Price at the Closing. Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the year of Closing, shall be prorated to the date of Closing, based upon actual days involved. In connection with the proration of real property taxes or installments of assessments, such proration shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year for the figures which are unavailable for the year of Closing. All prorations hereunder shall be final and unadjustable.

         8.5 New Leases. Notwithstanding anything contained in this Contract to the contrary, Purchaser shall be responsible for the costs of all tenant improvement expenses and leasing commissions payable or attributable to any new Tenant Leases entered into by Seller after June 1, 1998 and prior to the Closing Date; provided, that such new Tenant Leases have been delivered by Seller to Purchaser for Purchaser's approval and Purchaser has approved of such new Tenant Leases, which approval shall not be unreasonably withheld, conditioned or delayed, and which shall be deemed approved if Purchaser has not notified Seller of its rejection of such new Tenant Lease within three (3) business days after receipt of a request for approval of such new Tenant Lease from Seller (which request shall be accompanied by a copy of the Tenant Lease in question and the amount of any leasing commissions relating thereto). In the event that Seller has paid any of such expenses and/or leasing commissions prior to Closing, Purchaser shall reimburse Seller at Closing for the amount of any such expenses and/or leasing commissions paid by Seller and, in the event Seller has not paid such expenses and/or leasing commissions prior to Closing, Purchaser shall be responsible for payment of all such expenses and/or leasing commissions after Closing.

         8.6 Possession and Closing. Possession of the Property shall be delivered to Purchaser by Seller at the Closing, subject to the Permitted Exceptions and the rights of the Tenants under Tenant Leases. Purchaser shall make its own arrangements for the provision of public utilities to the Property and Seller shall terminate its contracts with such utility companies that provide services to the Property.

         8.7 Delinquent Rent.

                  (a) Application of Delinquent Rent. If on the Closing Date any Tenant is in arrears in the payment of any rent under any Tenant Lease (the "Delinquent Rent") payable by it, any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (i) with respect to any Delinquent Rent which is less than one month late, (A) first, to the period of time on or before the Closing Date; and (ii) with respect to any Delinquent Rent which is one month or more late as of the Closing Date, (A) first, to the period of time after the Closing Date, and (B) second, to the period of time on or before the Closing Date. If Delinquent Rent or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. The provisions of this Section 8.7(a) shall survive the Closing.

                  (b) Collection of Delinquent Rent. After the Closing, Seller shall continue to have the right, in its own name, to demand payment of and to collect Delinquent Rent owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant, but shall specifically exclude the right to seek possession of the premises demised to a Tenant or to terminate a Tenant Lease, and the delivery of the Assignment of Leases [as defined in Section 8.2(a)(iii)] shall not constitute a waiver by Seller of such right. Purchaser agrees to cooperate with Seller in connection with all efforts by Seller to collect such Delinquent Rent and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, upon demand, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Delinquent Rent by Seller, but without any obligation to incur any out-of-pocket costs or expenses. The provisions of this Section 8.7(b) shall survive the Closing.

         8.8 Tenant Reimbursements. Any additional rents, percentage rents, common area maintenance charges and other rent items that have accrued, but have not yet been paid for the calendar year 1997 shall be owned exclusively by Seller and to the extent any of such amounts are paid by Tenants to Purchaser after the Closing Date, Purchaser shall promptly deliver such amounts to Seller. Purchaser acknowledges that based upon the operating expenses of the Property for calendar year 1997 and based upon projected increases in operating expenses for calendar year 1998, Seller has notified Tenants in writing that estimated additional rent payments (the "1998 Additional Rent Payments") are required to be paid by the Tenants at such time as base rent payments are due and payable during the balance of the 1998 calendar year. Purchaser agrees that at such time as the 1998 Additional Rent Payments are received from the Tenants after the Closing Date, Purchaser shall promptly deliver Seller's Pro rata Portion of such 1998 Additional Rent Payments to Seller. As used in this Section 8.8, Seller's Pro rata Portion shall be equal to the amount expressed in percentage terms determined by dividing (x) the number of days that Seller owned the Property in the 1998 calendar year by (y) 365. The provisions of this Section 8.8 shall survive the Closing.

                                   ARTICLE IX.

                            CONDEMNATION OR CASUALTY

         9.1 Condemnation.

                  (a) In the event that all or any substantial portion of the Property is condemned or taken by eminent domain or conveyed by deed in lieu thereof, or if any condemnation proceeding is commenced for all or any substantial portion of the Property, prior to Closing, Purchaser may elect to terminate this Contract by written notice thereof to Seller within ten (10) days after Seller notifies Purchaser of the condemnation, taking or deed in lieu or institution of such condemnation proceeding, and in the case of such termination, the Earnest Money Deposit shall be returned to Purchaser and neither party shall have any further rights, duties, or obligations hereunder except for provisions of this Contract which expressly survive the termination of this Contract. If Purchaser does not terminate this Contract as aforesaid or the taking is not substantial, then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall, except as limited in Section 9.1(b) hereof, deliver to Purchaser at the Closing any proceeds actually received by Seller attributable to the Property from such condemnation, eminent domain proceeding or deed in lieu thereof and assign its interest in and to the balance of any unpaid proceeds, and there shall be no reduction in the Purchase Price.

                  (b) For the purpose of this Section 9.1(a), a "substantial portion" of the Property shall be deemed to be (x) any portion of the Improvements, (y) any portion of the Property that restricts or reduces the existing access to the Property, or (z) any portion of the parking lot that reduces the existing aggregate parking spaces by more than five percent (5%) or renders the Property in violation of existing zoning requirements. Notwithstanding anything to the contrary contained in Section 9.1(a), if Purchaser has not timely elected to terminate in accordance with Section 9.1(a), and if the proceeds payable with respect to the Property as a result of condemnation exceed the Purchase Price for the Property, the portion of such proceeds in excess of the Purchase Price shall be paid to Seller (in addition to the Purchase Price) at the Closing. The foregoing provision shall survive the Closing.

         9.2 Casualty.

                  (a) In the event that all or any substantial portion of the Property shall be damaged or destroyed by fire or other casualty prior to Closing, Purchaser may terminate this Contract by written notice thereof to Seller within ten (10) days after Seller notifies Purchaser of the casualty, and in the case of such termination, the Earnest Money Deposit shall be returned to Purchaser and neither party shall have any further rights, duties, or obligations hereunder except for provisions of this Contract which expressly survive the termination of this Contract. If Purchaser does not terminate this Contract as aforesaid, then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall, except as limited in Section 9.2(b) hereof, deliver to Purchaser at the Closing any insurance proceeds actually received by Seller attributable to the Property from such casualty (except for proceeds previously used to repair the Property) together with any deductible under Seller's insurance policy and assign to Purchaser all of Seller's right, title and interest in and to any claims which Seller may have under the insurance policies covering the Property, and there shall be no reduction in the Purchase Price. In the event less than a substantial portion of the Property shall be damaged or destroyed by fire or other casualty prior to Closing, then the parties shall proceed in accordance with the second sentence in this Section 9.2(a).

                  (b) For the purposes of Section 9.2(a), a "substantial portion" of the Property shall be deemed to be any portion of the Property with either a fair market value or replacement cost in an amount equal to or greater than One Hundred Twenty-Eight Thousand Four Hundred and No/100 Dollars ($128,400.00). Notwithstanding anything in
         Section 9.2(a) to
         the contrary, if Purchaser has not timely elected to terminate in accordance with Section 9.2(a), and if the proceeds payable with respect to the Property as a result of casualty exceed the Purchase Price for the Property, the portion of such proceeds in excess of the Purchase Price shall be paid to Seller (in addition to the Purchase Price) at the Closing. The foregoing provision shall survive the Closing.

                                   ARTICLE X.

                              DEFAULTS AND REMEDIES

         10.1 Default by Purchaser. If Seller shall not be in default hereunder and Purchaser refuses or fails to consummate the Closing under this Contract for reasons other than due to a termination permitted hereunder or other than due to a failure of a condition precedent to Purchaser's obligation to close as set forth in Section 7.1 hereof, Seller shall, as its sole and exclusive remedy, terminate this Contract in which event neither party shall have any further rights, duties, or obligations hereunder except for provisions of this Contract which expressly survive the termination hereof, and Seller shall be entitled to receive and retain the Earnest Money Deposit as liquidated damages (Seller and Purchaser hereby acknowledging that the amount of damages in the event of Purchaser's default is difficult or impossible to ascertain but that such amount is a fair estimate of such damage). Notwithstanding anything contained in this section to the contrary, in the event of any default by Purchaser of any indemnity under this Contract which survives the Closing or termination of this Contract, Seller shall have any and all rights and remedies available at law or in equity by reason of such default, excluding, however, any punitive, speculative or consequential damages or damages for loss of opportunity or lost profit. Except as otherwise provided in this Section 10.1, in no event shall Purchaser be liable to Seller for any damages, including, without limitation, any actual, punitive, speculative or consequential damages or damages for loss of opportunity or lost profit.

         10.2 Default by Seller. If Purchaser shall not be in default hereunder and if Seller refuses or fails to consummate the Closing under this Contract other than due to a termination permitted hereunder or a failure of a condition precedent to Seller's obligation to close as set forth in Section 7.2 hereof, Purchaser may, at Purchaser's sole option, as its sole and exclusive remedies, either (a) terminate this Contract in which event neither party shall have any further rights, duties or obligations hereunder except for provisions of this Contract which expressly survive the termination hereof, and Purchaser shall be entitled to a refund of the Earnest Money Deposit, or (b) enforce specific performance of this Contract. Notwithstanding anything contained in this Section to the contrary, in the event of (x) (i) any breach by Seller of any representation or warranty under this Contract which survives the Closing, and
(ii) the Closing occurs under this Contract or (y) any breach by Seller of any indemnity under this Contract which survives the Closing or termination of this Contract, in either the case of (x) or (y), Purchaser shall have any rights and remedies available at law or in equity by reason of such breach, excluding, however, any punitive, speculative or consequential damages or damages for loss of opportunity or lost profit. Except as otherwise provided in this Section 10.2, in no event shall Seller be liable to Purchaser for any damages, including, without limitation, any actual, punitive, speculative or consequential damages or damages for loss of opportunity or lost profit.

         10.3 Attorneys' Fees. If it shall be necessary for either Purchaser or Seller to employ an attorney to enforce its rights pursuant to this Contract, the non-prevailing party shall reimburse the prevailing party for its reasonable attorneys' fees.

                                   ARTICLE XI.

                              BROKERAGE COMMISSIONS

         11.1 Brokerage Commission. Seller and Purchaser represent each to the other that each has had no dealings with any broker, finder or other party concerning the purchase of the Property except Breunig Commercial Management, Inc. ( the "Broker"). Seller shall be solely responsible for the payment of any commission to Broker pursuant to a separate written agreement. Seller represents and warrants to Purchaser that Broker's right to receive a commission or any other amount with respect to this Contract or the Property is expressly conditioned upon Closing the sale of the Property and Seller's receipt of the Purchase Price under this Contract. Seller represents and warrants to Purchaser that Broker shall have no right to receive this commission or any other amount with respect to this Contract or the Property unless and until Closing shall be final and fully consummated and Seller shall have received the Purchase Price as provided in this Contract. Seller agrees to indemnify Purchaser and hold Purchaser harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys' fees) arising out of or paid or incurred by Purchaser by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Seller (including, without limitation, Broker). Purchaser agrees to indemnify Seller and hold Seller harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys' fees) arising out of or paid or incurred by Seller by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Purchaser (excluding Broker). Notwithstanding anything to the contrary contained herein, the indemnities and other provisions set forth in this Article XI shall survive the Closing or termination of this Contract.

         Purchaser hereby acknowledges that at the time of the execution of this Contract, Purchaser is advised by this writing that Purchaser should have an abstract covering the Property examined by an attorney of Purchaser's own selection, or that Purchaser should be furnished with or obtain an owner policy of title insurance.

                                  ARTICLE XII.

                 OPERATION OF THE PROPERTY PRIOR TO THE CLOSING

         12.1 Operation of the Property. Between June 1, 1998 and the Closing Date, Seller shall (a) lease, operate, manage and enter into contracts with respect to the Property, in the same manner done by Seller prior to the date hereof (provided, however, that without the prior consent of Purchaser, which as to (i) and (ii) shall not be unreasonably delayed, conditioned or withheld, (i) Seller shall not enter into any Service Contract that cannot be terminated with thirty (30) days notice or materially modify any existing Service Contracts to be assumed by Purchaser at Closing, and (ii) after June 1, 1998, Seller shall not materially modify or terminate any existing Tenant Lease or grant any material consents under any existing Tenant Lease (except as otherwise required pursuant to the terms and conditions of such Tenant Lease), or enter into any new Tenant Lease, and (iii) Seller shall not apply any then unapplied Deposits (as reflected on the Rent Roll delivered by Seller to Purchaser pursuant to Schedule 5.3(vii) hereof) under Tenant Leases); and (b) advise Purchaser of the commencement of any litigation, condemnation or other judicial or administrative proceedings affecting the Property of which Seller has current actual knowledge.

         Notwithstanding anything to the contrary set forth in this Contract, Purchaser acknowledges that after June 1, 1998 and prior to Closing, Seller will enter into contracts for the completion of Tenant improvements under Tenant Leases entered into after June 1, 1998 pursuant to the terms of Section 12.1 hereof (collectively, the "Tenant Finish Contracts"). Purchaser and Seller agree that at Closing, Purchaser shall assume the obligations of Seller under all such Tenant Finish Contracts including, without limitation, the obligations to pay any costs and expenses charged with respect to construction of improvements in the space subject to such Tenant Leases. At Closing, Purchaser shall execute and deliver to the Seller an Assignment, Assumption and Indemnity Agreement in the form attached hereto as Exhibit H and made a part hereof for all purposes.

                                  ARTICLE XIII.

                                  MISCELLANEOUS

         13.1 Notices. Any notice provided or permitted to be given under this Contract must be in writing and may be served by (a) depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivering the same in person to such party via a hand delivery service, Federal Express or any other nationally recognized courier service that provides a return receipt showing the date of actual delivery of same to the addressee thereof, or (c) facsimile transmission with confirmation of receipt to the party sending same, if a copy is deposited in the United States Mail as provided in 13.1(a) above or sent by a nationally recognized courier service as provided in 13.1(b) above. Notice given in accordance herewith shall be effective upon receipt (including, without limitation, by facsimile transmission) at the address of the addressee. For purposes of notice, the addresses of the parties shall be as follows:

                  If to Seller:             I.P. Business Center, Ltd.
                                            c/o Breunig Realty Group, Inc.
                                            12160 North Abrams Road, Suite 305
                                            Dallas, Texas 75243-4525
                                            Attention: Mr. Robert P. Breunig
                                            Facsimile No.: 972/234-3810
                                            Telephone No.: 972/235-3300

                  With a copy to:           Liechty & McGinnis, P.C.
                                            10440 North Central Expressway,
                                            Suite 1100
                                            Dallas, Texas 75231
                                            Attention: Kevin P. McGinnis, Esq.
                                            Facsimile No.:  214/265-0615
                                            Telephone No.:  214/265-0008

                  If to Purchaser:          Beacon Capital Partners, L.P.
                                            225 West Washington St., Suite 2200
                                            Chicago, Illinois 60606
                                            Attention: E. Valjean Wheeler
                                            Facsimile No.: 312/419-7071
                                            Telephone No.: 312/419-7070

                  And to:                   Beacon Capital Partners, Inc.
                                            One Federal Street, 26th Floor
                                            Boston, Massachusetts 02110
                                            Attn: Wistar Wood
                                            Facsimile: 617/457-0499
                                            Telephone: 617/457-0460

                  With a copy to:           Goulston & Storrs, P.C.
                                            400 Atlantic Avenue
                                            Boston, Massachusetts 02110-3333
                                            Attn:  Jordan P. Krasnow, Esq.
                                            Facsimile: 617/574-4112
                                            Telephone: 617/574-4081

         13.2 GOVERNING LAW; VENUE. THIS CONTRACT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN, THE STATE OF TEXAS, AND THE LAWS OF SUCH STATE SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS CONTRACT AND IN THE EVENT OF A DISPUTE INVOLVING THIS CONTRACT OR ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH, PURCHASER IRREVOCABLY AGREES THAT VENUE FOR SUCH DISPUTE SHALL LIE IN ANY COURT OF COMPETENT JURISDICTION IN DALLAS COUNTY, TEXAS.

         13.3 Entirety and Amendments. This Contract embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the transaction described herein, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

         13.4 Parties Bound. Subject to the provisions of Section 13.5 hereof, this Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective heirs, personal representatives, successors and assigns.

         13.5 Assignment. This Contract may be assigned by Purchaser to any person or entity controlling, controlled by or under common control with Purchaser without the prior written consent of Seller. Any assignment of this Contract by Purchaser other than as provided foregoing shall, at Seller's option, be null and void and of no effect. In the event of an assignment of this Contract by Purchaser, Purchaser shall not be released from any liability or obligations hereunder.

         13.6 Headings. Headings used in this Contract are used for reference purposes only and do not constitute substantive matter to be considered in construing the terms of this Contract.

         13.7 Survival. Except as otherwise expressly provided herein, no representations, warranties, covenants, acknowledgments or agreements contained in this Contract shall survive the Closing of this Contract and the delivery of the Deed by Seller to Purchaser.

         13.8 Interpretation. The parties acknowledge that each party and its counsel have reviewed this Contract, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any amendments or exhibits hereto. In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Contract shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. When the context in which words are used in this Contract indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa.

         13.9 Exhibits. All references to "Exhibits" contained herein are references to exhibits attached hereto, all of which are hereby made a part hereof for all purposes.

         13.10 Time of Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract and Closing hereunder.

         13.11 Multiple Counterparts. This Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Contract, it shall not be necessary to produce or account for more than one such counterpart.

         13.12 Risk of Loss. Risk of loss or damage to the Property, or any part thereof, by fire or any other casualty from the date this Contract is fully executed up to the time of delivering the Deed transferring title to the Property to the Purchaser will be on the Seller and, thereafter, will be on the Purchaser.

         13.13 Effective Date. As used herein, the term "Effective Date" shall mean for all purposes in this Contract the date on which the Title Company acknowledges receipt of an original of the Contract executed by Purchaser and Seller with all changes, if any, to the printed portion of this Contract initialed by Purchaser and Seller.

         13.14 Business Days. All references to "business days" contained herein are references to normal working business days, i.e., Monday through Friday of each calendar week, exclusive of federal and national bank holidays. In the event that any event hereunder is to occur, or a time period is to expire, on a date which is not a business day, such event shall occur or such time period shall expire on the next succeeding business day.

         13.15 No Recordation of Contract. In no event shall this Contract or any memorandum hereof be recorded in the public records of the place in which the Property is situated, and any such recordation or attempted recordation shall constitute a breach of this Contract by the party responsible for such recordation or attempted recordation.

         13.16 Post-Closing Obligations. After the Closing, Seller and Purchaser shall cooperate with one another at reasonable times and on reasonable conditions and shall execute and deliver such instruments and documents as may be necessary in order fully to carry out the intent and purposes of the transactions contemplated hereby. Except for such instruments and documents as the parties were originally obligated to deliver by the terms of this Contract, such cooperation shall be without additional cost or liability. The provisions of this Section 13.16 shall survive the Closing for a period of one year.

         13.17 Disclosure: Audit Right.

                  (a) Public Disclosure of Contract. Seller acknowledges that Purchaser and/or its general partner, Beacon Capital Partners, Inc., have made and intend in the future to make private and/or public securities offerings which are or may be subject to regulation by the Securities and Exchange Commission ("SEC"), and that the regulations of the SEC may require that Purchaser disclose the existence of this Contract and the contents of some or all of the documents and materials delivered by Seller. Accordingly and notwithstanding anything to the contrary contained in their Contract, Seller expressly consents to the disclosure of the terms and conditions of this transaction, this Contract itself, and terms of any document or materials which Purchaser in good faith believes should be disclosed in connection with fulfillment of its disclosure requirements under SEC regulations. In addition, Purchaser shall have the right to issue press releases announcing this transaction at any time after the expiration of the Inspection Period. Seller shall be entitled to a prior review of the press release. The provisions of this Section 13.17(a) shall survive the Closing.

                  (b) Right to Audit. In order to comply with SEC regulations, Purchaser may need the right prior to or subsequent to Closing, to conduct an audit of Seller's books and records for the Property in conformity with applicable SEC Regulations for prior years and/or for Seller's period of ownership during the year in which the Closing occurs. Seller hereby agrees, for a period of six months after Closing, to permit Purchaser and Purchaser's accountants access to such books and records (including those maintained by Seller's management agent for the Property) and to cooperate with Purchaser, and to cause Seller's accountants to cooperate with Purchaser, at no cost to Seller, to enable such audit to be performed. The provisions of this Section 13.17(b) shall survive the Closing for a period of six months.

                                  ARTICLE XIV.

                               SPECIAL PROVISIONS

         14.1 Dependent Contracts. Seller and Purchaser acknowledge that on the Effective Date of this Contract, Purchaser entered into those certain contracts of sale described in Schedule 14.1 hereof (collectively, the "Dependent Contracts"). Notwithstanding anything contained in this Contract to the contrary, Seller and Purchaser agree with respect to the Dependent Contracts as follows:

                  (a) Purchaser's obligations under this Contract to purchase the Property is expressly subject to and conditioned upon the consummation of the closing of the acquisition of the properties set forth and described in the Dependent Contracts pursuant to the terms and conditions thereof;

                  (b) Seller's obligations under this Contract to sell the Property to Purchaser is expressly subject to and conditioned upon the consummation of the closing of the acquisition of the properties set forth and described in the Dependent Contracts pursuant to the terms and conditions thereof;

                  (c) A default by Purchaser or any of the sellers (the "Dependent Sellers") under any of the Dependent Contracts shall be deemed to be a default by Purchaser or Seller, respectively, under this Contract and shall entitle such non-defaulting party to the rights and remedies set forth in this Contract;

                  (d) The termination by Purchaser of this Contract pursuant to a right hereunder automatically terminates each of the Dependent Contracts and a termination by Purchaser of any of the Dependent Contracts automatically terminates this Contract and the other Dependent Contracts and any termination of this Contract by Purchaser which entitles Purchaser to receive the Earnest Money Deposit shall terminate all of the other Dependent Contracts and the Earnest Money Deposit held under this Contract and the earnest money deposits held under the Dependent Contracts shall be promptly returned to Purchaser;

                  (e) The termination by Seller of this Contract pursuant to a right hereunder automatically terminates each of the Dependent Contracts and a termination by any of the Dependent Sellers of any of the Dependent Contracts automatically terminates this Contract and the other Dependent Contracts and any termination of this Contract by Seller which entitles Seller to receive the Earnest Money Deposit shall terminate all of the other Dependent Contracts and the Earnest Money Deposit held under this Contract shall be promptly paid to Seller and the earnest money deposits held under the Dependent Contracts shall be promptly paid to the applicable Dependent Sellers; and

                  (f) Notwithstanding anything contained in this Section 14.1 hereof, in the event of a termination of this Contract or any of the Dependent Contracts due to (x) the failure or refusal of Seller to consummate the Closing under this Contract (other than due to a termination permitted hereunder or a failure of a condition precedent to Seller's obligation to close or due to the default of Purchaser hereunder) or the failure or refusal of any of the Dependent Sellers to consummate the closing under any of the Dependent Contracts (other than due to a termination permitted thereunder or a failure of a condition precedent to such Dependent Seller's obligation to close or due to the default of Purchaser thereunder) or (y) a casualty or condemnation pursuant to the terms and provisions set forth in Article IX hereof, then at Purchaser's option, the Dependent Contracts and this Contract not so terminated shall not be automatically terminated and the closings thereunder shall occur pursuant to the terms thereof.

         14.2 Section 1031 Exchange. Purchaser acknowledges that Seller may elect to transfer its interest in the Property pursuant to a like-kind exchange qualifying under Section 1031 of the Internal Revenue Code of 1986, as amended. Purchaser agrees to reasonably cooperate with Seller, subject to the limitations of this Section 14.3, in order to enable Seller to consummate the transfer of the Property as part of a like-kind exchange qualifying pursuant to Section 1031.

         The exchange is not to occur simultaneously with the conveyance of the Property and, therefore, Purchaser will, upon Seller's request, cooperate with Seller in a "delayed exchange". Pursuant to a delayed exchange, Purchaser will acquire the Property from a third party designated by Seller who will be contractually bound to (i) acquire replacement property designated by Seller and
(ii) transfer the designated replacement property to Seller as part of Seller's exchange with the third party; provided, that notwithstanding that Purchaser may acquire the Property from such third party, I.P. Business Center, L.P. will remain obligated as the Seller under this Contract, and all representations, warranties, covenants, agreements and obligations which survive the Closing and are binding upon the Seller hereunder shall survive and continue as representations, warranties, covenants, agreements and obligations of I.P. Business Center, L.P.

         To accomplish Seller's goal in either case, Purchaser shall execute or consent to such additional documents and transactions as may be reasonably requested by Seller, including, but not limited, to any assignments of documents or interest in the contemplated transactions, provided that (a) there shall be no delay in the Closing Date and the consummation of the transactions contemplated in this Contract; (b) Seller shall not be released if the exchange fails for any reason and in such event only Seller shall remain obligated to consummate the transaction contemplated in this Contract; (c) Seller shall reimburse Purchaser for any and all costs reasonably incurred by Purchaser as a result of the exchange or attempted exchange; (d) Purchaser need not assume any additional liabilities or obligations as a result of the exchange or attempted exchange; and (e) Seller shall not be released from any representations, warranties, covenants, agreements or obligations hereunder as a result of the exchange or attempted exchange.

         Seller shall fully indemnify, defend and hold Purchaser harmless for, from and against any and all liabilities, claims, damages, expenses (including, without limitation, reasonable attorneys' fees), taxes, fees, proceedings and causes of action of any kind or nature whatsoever arising out of, connected with or in any manner related to such Section 1031 exchange or attempted exchange. The provisions of the immediately preceding sentence shall survive Closing and the transfer of title to the Property to Purchaser. Any Section 1031 exchange shall be consummated in such a manner that Purchaser shall not be required to acquire title to any real or personal property other than the Property, or incur any liability, in connection therewith.

         IN WITNESS WHEREOF, the undersigned have executed this Contract effective as of the Effective Date.

                           SELLER:

                           I.P. BUSINESS CENTER, LTD.,
                           a Texas limited partnership

                            By: I.P. Business Center Partners, Inc., a Texas corporation its General Partner


                                     By:    /s/ Robert P. Breunig
                                         --------------------------------------
                                            Robert P. Breunig
                                            President

                            Dated:          6/10/98
                                  -------------------------------------------

                         PURCHASER:

                         BEACON CAPITAL PARTNERS, L.P.,
                         a Delaware limited partnership

                         By:      Beacon Capital Partners, Inc.,
                                  a Maryland corporation


                                  By:   /s/ Erin O Boyle
                                     --------------------------------------
                                        Name:   Erin O Boyle
                                             ------------------------------
                                        Title:  S.V.P.
                                              -----------------------------

                         Dated:   6/8/98
                               -------------------------------------------